UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 17, 2022

JUPITER WELLNESS, INC.

(Exact name of registrant as specified in charter)

Delaware	001-39569	83-2455880
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1061 E. Indiantown Rd., Ste. 110, Jupiter, FL 33477

(Address of principal executive offices) (Zip Code)

(561) 244-7100

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	JUPW	The Nasdaq Stock Market LLC (The Nasdaq Capital Market)

Warrants, each exercisable for one share of Common Stock at $8.50 per share	JUPWW	The Nasdaq Stock Market LLC (The Nasdaq Capital Market)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mart if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.02	Termination of a Material Definitive Agreement.

Termination of Next Frontier Pharmaceuticals Purchase Agreement

As previously reported in a Current Report on Form 8-K filed with the Securities and Exchange Commission (“SEC”) on December 14, 2021, Jupiter Wellness, Inc. (the “Company”), entered into a Stock Purchase Agreement (the “Original Purchase Agreement”), which was later amended and restated (the “Purchase Agreement”), and reported in a Current Report on Form 8-K filed with the SEC on January 13, 2022 (the “January 13th Disclosure”), with Next Frontier Pharmaceuticals, Inc. (“Next Frontier Pharmaceuticals”), a Delaware corporation, and certain of its affiliates (the “Next Frontier Affiliates”, and together with “Next Frontier Pharmaceuticals”, the “Next Frontier Parties”), pursuant to which the Company planned to acquire Next Frontier Pharmaceuticals (the “Acquisition”).

The Purchase Agreement contained conditions to close that have not been met by the Next Frontier Parties, including delivery of financial statement. As such, on February 17, 2022, without consummating the Acquisition, Next Frontier Pharmaceuticals delivered to the Company a letter pursuant to which Next Frontier Pharmaceuticals terminated the Purchase Agreement (the “Termination Date”). In light of the aforementioned termination, the Company will not effectuate the Transactions, including the distribution of shares of SRM Entertainment LTD, a wholly-owned subsidiary of the Company, to the Company’s stockholders, as was contemplated in the Purchase Agreement and previously disclosed in the January 13th Disclosure.

Capitalized terms used but not defined herein shall have the meanings ascribed to them in the Purchase Agreement.

Next Frontier Outstanding Financial Obligations

As of the Termination Date, an indebtedness balance in an aggregate amount totaling $11.2 million, which was previously advanced by the Company to the Next Frontier Parties under those certain Secured Promissory Note, dated December 8, 2021 (the “December 2021 Note”), and Secured Promissory Note, dated January 7, 2022 (the “January 2022 Note”), is owed and outstanding. The December 2021 Note has a maturity date of June 8, 2022, and the January 2022 Note has a maturity date of July 7, 2022, or otherwise when due.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 18, 2022

JUPITER WELLNESS, INC.

By:	/s/ Brian John
Brian John
Chief Executive Officer